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                                                                   EXHIBIT 23(c)

              [LETTERHEAD OF MAYOR, DAY, CALDWELL & KEETON, L.L.P.]


                                                                 October 1, 1999


         We consent to the use of our name under the caption "Legal Matters" in the prospectus included as part of the registration Statement on Form S-3 filed by Battle Mountain Gold Company on the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                      Sincerely,



                                      /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                                      -----------------------------------------
                                          Mayor, Day, Caldwell & Keeton, L.L.P.